Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement of Boulder Specialty Brands, Inc. on Amendment 2 to Form S-1 of our report dated October 4, 2005 on the financial statements of Boulder Specialty Brands, Inc. appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/S/    EHRHARDT KEEFE STEINER & HOTTMAN PC

Ehrhardt Keefe Steiner & Hottman PC

October 4, 2005

Denver, Colorado